Exhibit 10.2

March 31, 2023
Proterra Operating Company, Inc.
1815 Rollins Road
Burlingame, CA 94010
Re: Loan, Guaranty and Security Agreement, dated May 8, 2019 (as amended, restated or otherwise modified, the “Loan Agreement”), entered into by Proterra Operating Company, Inc. (the “Borrower”), the lenders party thereto (the “Lenders”) and Bank of America, N.A., as agent for the Lenders (the “Agent”).
Ladies and Gentlemen:
Reference is hereby made to the above-referenced Loan Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.
The Borrower has informed the Agent and Lenders that (i) the audited financial statements for the Fiscal Year ending December 31, 2022 delivered pursuant to Section 10.1.2(a) of the Loan Agreement (“2022 Financials”) will have a “going concern” qualification due to the Borrower’s failure to maintain the “Liquidity” requirement for the period ending December 31, 2022 as required under Section 7.l(k) of the Note Purchase Agreement between the Borrower, certain of its subsidiaries as guarantors, various investors party thereto and CSI GP, LLC, as collateral agent for such investors dated August 4, 2020 (as amended “Note Purchase Agreement”), and (ii) an Event of Default has occurred under Section 11.1(f) of the Loan Agreement due to the default set forth above under Section 7.l(k) of the Note Purchase Agreement (the “Cross Default”).
The Borrower has requested that the Agent and Lenders (i) consent to the delivery of the 2022 Financials with a “going concern” qualification as set forth above and (ii) waive the Cross Default. Agent and Lenders hereby (i) consent to the delivery of the 2022 Financials with a going concern qualification as set forth above and (ii) waive the Cross Default, subject to the effectiveness of this letter agreement.
Except as expressly set forth herein, nothing in this letter agreement, any other correspondence, any oral communications among the Agent, any Lender, the Borrower or any other Obligor, the making of any Revolver Loans to Borrower under the Loan Agreement or the issuance of Letters of Credit under the Loan Agreement should be construed to be a waiver, limitation, or forgiveness of any of Agent’s default rights and remedies under the Loan Agreement, the Loan Documents, any other agreement, instrument or document among the Agent, any Lender, any Borrower, or any other Obligor or by any Borrower or any Obligor in favor of the Agent, and as provided by applicable law, all of which rights and remedies remain in full force and effect.
On the date hereof, after giving effect to this letter agreement, the representations and warranties of Borrower in the Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).
Except as specifically modified hereby, the terms and provisions of the Loan Agreement and the other Loan Documents are, in all other respects, ratified and confirmed and remain in full force and effect. All references to the Loan Agreement and the other Loan Documents in any document, instrument, or agreement executed in connection with the Loan Agreement and the other Loan Documents will be deemed to refer to the Loan Agreement and the other Loan Documents as respectively modified hereby. Any breach of the terms and conditions of this letter agreement will constitute an Event of Default under the Loan Agreement.
This letter agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this consent letter by facsimile or other electronic imagine means (e.g. “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart of this consent letter. This consent letter shall constitute a Loan Document. This consent letter shall be governed by and construed and interpreted in accordance with the laws of the State of New York.
Very truly yours,

Bank of America, N.A.
By:	/s/ Carlos Gil
Name:	Carlos Gil
Title:	Senior Vice President

ACCEPTED AND AGREED

Proterra Operating Company, Inc.

By:	/s/ Karina Padilla
Name:	Karina Padilla
Title:	Chief Financial Officer

2